PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED NOVEMBER 20, 2009)	Registration Statement No. 333-162971

Odyssey Marine Exploration, Inc.

4,000,000 Shares of Common Stock

Warrants to Purchase 2,400,000 Shares of Common Stock

We are offering 4,000,000 shares of our common stock and warrants to purchase up to 2,400,000 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.6 shares of common stock at an exercise price of $2.25 per share of common stock. Each unit will be sold at a negotiated price of $1.565 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On January 26, 2010, the closing price of our common stock on the NASDAQ Capital Market was $1.49 per share.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, and all information incorporated by reference therein. These documents contain information you should consider when making your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

We intend to offer and sell the common stock and warrants offered through this prospectus supplement and the accompanying prospectus primarily through our officers and directors, who will not be paid any commission or additional compensation in connection with such sales. We have also retained Chardan Capital Markets, LLC, or Chardan Capital, to act as our placement agent, on a nonexclusive basis, in connection with the common stock and warrants offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay Chardan Capital the placement agent fees set forth in the table below, which assumes that all the securities offered by this prospectus supplement accompanying prospectus are sold by Chardan Capital. The placement agent has no commitment to buy any of the securities. Neither we nor the placement agent is required to sell any specific number or dollar amount of securities, but we and the placement agent will use our respective best efforts to sell all the securities offered by this prospectus supplement accompanying prospectus.

	Per Unit	Maximum Offering Amount
Public offering price	$1.565	$6,260,000
Placement agent fees	$0.078	$313,000
Proceeds to us, before expenses	$1.487	$5,947,000

We expect the total offering expenses, excluding placement agent fees, to be approximately $25,000 for all sales pursuant to this prospectus supplement. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above. We will not pay any placement agent fees to Chardan Capital in connection with sales of securities through our officers and directors.

The shares offered hereby will be ready for delivery on or about January 29, 2010.

CHARDAN CAPITAL MARKETS, LLC

The date of this prospectus supplement is January 26, 2010.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants to purchase common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and warrants to purchase common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of common stock in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

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Summary

About This Prospectus Supplement

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock and warrants pursuant to this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” contained or incorporated by reference in this prospectus supplement and the financial statements and the other information that we incorporated by reference in the accompanying prospectus, before making an investment decision.

We are providing information to you about our company and this offering of shares of our common stock and warrants in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part is the accompanying prospectus, which provides more general information about securities that we may offer from time to time, some of which may not apply to this offering.

We urge you to read this prospectus supplement carefully, including the accompanying prospectus and the documents incorporated by reference, including the risk factors and our consolidated financial statements and the notes to those statements.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. If the description varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we state otherwise or the context indicates otherwise, references to “Odyssey,” “our company,” “we,” “us,” and “our” in this prospectus supplement and the accompanying prospectus refer to Odyssey Marine Exploration, Inc. and its subsidiaries. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus together.

This offering of common stock and warrants is being made under a registration statement on Form S-3 (registration file no. 333-162971) that we filed with the Securities and Exchange Commission as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, shares of our preferred stock, debt securities, or warrants to purchase shares of our common stock and/or preferred stock, from time to time in one or more offerings up to a total dollar amount of $50.0 million.

We are not making any representation to you regarding the legality of an investment in the common stock and warrants by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of the common stock and warrants.

About Odyssey

Odyssey Marine Exploration, Inc. is engaged in the archaeologically sensitive exploration and recovery of deep-water shipwrecks throughout the world. We employ advanced, state-of-the-art technology including side-scan sonar, remotely-operated vehicles, or ROVs, and other advanced technology that enables us to locate and recover shipwrecks at depths that were previously unreachable in an economically feasible manner.

Our corporate offices are located at 5215 West Laurel Street, Tampa, Florida 33607. Our telephone number is (813) 876-1776. Our Internet website address is www.shipwreck.net, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

The Offering

Common stock offered by us:	4,000,0000 shares

Common stock to be outstanding after this offering:	63,428,193 shares

Warrants:	Warrants to purchase 2,400,000 shares of common stock will be offered in this offering. The warrants will be exercisable at any time on or before the close of business on January 31, 2013, at an exercise price of $2.25 per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Risk Factors:	See “Risk Factors” beginning on page S-4 for a discussion of factors that you should read and consider before investing in our securities.

Use of Proceeds:	We currently anticipate that the net proceeds from the sale of the common stock and warrants, excluding proceeds from the exercise of warrants, if any, will be approximately $5.9 million. The net proceeds from this offering will be added to our general funds and used for working capital, capital expenditures, and other general corporate purposes. Please see “Use of Proceeds” on page S-5.

NASDAQ Capital Market Symbol:	OMEX

The number of shares of our common stock that will be outstanding immediately after the offering is based on 59,428,193 shares outstanding as of January 25, 2010. Unless we specifically state otherwise, the share information in this prospectus supplement excludes:

•	3,481,086 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans;

•	1,062,366 shares of common available for future grants under our equity incentive plans;

•	3,206,400 shares of common stock issuable upon the conversion of outstanding convertible preferred stock;

•	100,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering; and

•	2,400,000 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $2.25 per share.

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Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations, and cash flow could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

Our business involves risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 11, 2009, as well as any subsequent updates that may be filed with our quarterly reports on Form 10-Q (including our latest Quarterly Report on Form 10-Q for the quarter ended September 30, 2009). Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

Risks Related to This Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or for quotation. Without an active market, the liquidity of the warrants will be limited.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,”

“estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” and any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Use of Proceeds

We estimate that the net proceeds of this offering, after deducting placement agent fees and our estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $5.9 million if we sell the maximum number of units.

We currently intend to add the net proceeds from this offering to our general funds and to use the net proceeds for working capital, capital expenditures, and other general corporate purposes.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dilution

Purchasers of units offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of September 30, 2009, was approximately $11,093,000, or approximately $0.19 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2009.

Dilution in net tangible book value per share represents the difference between the amount per unit paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to our sale of 4,000,000 shares of common stock and warrants to purchase up to 2,400,000 shares of common stock in this offering at the public offering price of $1.565 per unit, and after deduction of the estimated offering expenses payable by us, our net tangible book value as of September 30, 2009, would have been approximately $17,040,000, or $0.27 per share of common stock. This represents an immediate increase in net tangible book value of $0.08 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of ($1.30) per share of common stock to purchasers of units in this offering. The following table illustrates this per share dilution:

Public offering price per unit		$1.565
Net tangible book value per share as of September 30, 2009	$0.189
Increase in net tangible book value per share attributable to this offering	$0.080
Net tangible book value per share as of
September 30, 2009, after giving effect to this offering		$0.269
Dilution in net tangible book value per share to new investors		$1.296

New investors that purchase common stock upon exercise of warrants may experience dilution depending on our net tangible book value at the time of exercise.

The above table is based on 58,626,194 shares of our common stock outstanding as of September 30, 2009 (as adjusted for 4,000,000 shares to be issued in this offering), and excludes, as of September 30, 2009:

•	3,700,800 shares of common stock issuable upon the exercise of stock options and awards outstanding prior to this offering under our equity incentive plans;

•	848,979 shares of common available for future grants under our equity incentive plans;

•	3,906,400 shares of common stock issuable upon the conversion of outstanding convertible preferred stock;

•	100,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering; and

•	2,400,000 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $2.25 per share.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

Description of Securities We Are Offering

In this offering, we are offering a maximum of 4,000,000 units. Each unit consists of one share of common stock and a warrant to purchase 0.6 shares of common stock at an exercise price of $2.25 per share. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 3 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below.

Exercisability. The warrants will be exercisable at any time on or before the close of our business on January 31, 2013. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash, or in the case of a net exercise described below, by delivery of shares of common stock by the holder equal in value to the exercise price of the shares being acquired upon exercise of the warrants. Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise.

Cashless Exercise. If at any time after issuance, there is no effective registration statement registering the shares of common stock underlying the warrants, then the warrant may be exercised by means of a “cashless exercise” in which the holder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $2.25 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, or similar events affecting our common stock.

Transferability. The warrants may be transferred at the option of the warrant holder, so long as the amount of warrants transferred is equal to at least 50,000 shares of common stock (on an as-exercised basis), upon surrender of the warrants to the warrant agent with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Effect of Merger, Consolidation or Sale of Assets. If we reorganize our capital, reclassify our capital stock, consolidate or merge with or into another corporation (where we are not the surviving corporation or where there is a change in or distribution with respect to our common stock), or sell, transfer or otherwise dispose of all or substantially all of our property, assets or business to another corporation and, pursuant the terms of such transaction our common stock is converted into or exchanged for other securities or property, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or property to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such transaction.

Notwithstanding the foregoing, in the event that we consolidate or merge with or into another corporation (where we are not the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all of our property, assets, business or capital stock to another corporation that is approved by our board of directors and where the consideration paid to the holders of our common stock consists solely of cash, if the consideration per share of common stock in such transaction is equal to or less than the exercise price of the warrant then in effect, then we (or the successor entity to the warrant) will purchase the warrant from the holder by paying the holder cash, in an amount equal to the value of the remaining unexercised portion of the warrant on the date of such transaction determined using a Black-Scholes option pricing model with an expected volatility equal to the 100 day historical price volatility obtained from Bloomberg L.P. as of the trading day immediately prior to the public announcement of the transaction.

Plan of Distribution

We intend to offer and sell the common stock and warrants offered through this prospectus supplement and the accompanying prospectus primarily through our officers and directors, who will not be paid any commission or additional compensation in connection with such sales. We have also retained Chardan Capital Markets, LLC, or Chardan Capital, pursuant to a letter agreement to act as our placement agent, on a nonexclusive basis, in connection with the common stock and warrants offered by this prospectus supplement and the accompanying prospectus. Chardan Capital has no commitment to buy any of the securities. Neither we nor the placement agent is required to sell any specific number or dollar amount of securities, but we and the placement agent will use our respective best efforts to sell all the securities offered by this prospectus supplement accompanying prospectus.

There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

We currently anticipate that closing of this offering will take place on or about January 29, 2010. On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	Chardan Capital will receive any placement agent’s fee earned by Chardan Capital in accordance with the terms of the letter agreement; and

•	we will deliver the units to the investors.

We have agreed to pay Chardan Capital a placement agent fee equal to 5.0% of the gross proceeds of the sale of the units sold by Chardan Capital in this offering. Chardan Capital may allow a concession of up to 5.0% of the gross proceeds of the sale of units to selected dealers. We will not pay any placement agent fee to Chardan Capital in connection with sales of securities through our officers and directors. We have also agreed to reimburse Chardan Capital for up to $15,000 of reasonable and documented expenses incurred by it in connection with this offering. The estimated offering expenses payable by us, in addition to Chardan Capital’s placement agent fee, are approximately $25,000 which includes legal, accounting, and printing costs, reimbursement of certain expenses to Chardan Capital, and various other fees associated with registering the securities and listing the common stock. After deducting certain fees due to Chardan Capital and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $5.9 million if the maximum number of units are sold.

The following table shows the per unit and total commissions we will pay to Chardan Capital in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and assuming that Chardan Capital sells all the units offered hereby.

Per unit	$0.078
Maximum offering total	$313,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We and Chardan Capital propose to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus supplement and the accompanying prospectus directly through a subscription agreement between the purchasers and us.

The letter agreement with Chardan Capital, the form of subscription agreement, and the form of warrant with investors in this offering will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock is Computershare Trust Company, Inc., Golden, Colorado. We will act as transfer agent for the warrants being offered hereby.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” The warrants to purchase common stock are not expected to be eligible for trading on any market.

The price per share for the units and the exercise price for the warrants was determined based on negotiations with the purchasers and discussions with Chardan Capital.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman Senterfitt, Tampa, Florida.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents, are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2009;

•	our Current Reports on Form 8-K filed with the SEC on May 26, June 4, July 24, October 2, November 5, November 20, and December 29, 2009, and January 26, 2010;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on May 27, 2009; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and to the date of effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Michael J. Holmes, Chief Financial Officer

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may sell common stock, preferred stock, debt securities, and/or warrants with a maximum aggregate offering price of $50,000,000.

We will describe in one or more prospectus supplements the securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On November 19, 2009, the closing price of our common stock on the NASDAQ Capital Market was $1.50 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of common stock in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell common stock, preferred stock, debt securities, and/or warrants in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

In this prospectus, we use the terms “Odyssey,” “our company,” “we,” “us,” and “our” to refer to Odyssey Marine Exploration, Inc. and its subsidiaries.

About Odyssey

Odyssey Marine Exploration, Inc., or Odyssey, is engaged in the archaeologically sensitive exploration and recovery of deep-water shipwrecks throughout the world. We employ advanced, state-of-the-art technology including side-scan sonar, remotely-operated vehicles, or ROVs, and other advanced technology that enables us to locate and recover shipwrecks at depths that were previously unreachable in an economically feasible manner.

Our corporate offices are located at 5215 West Laurel Street, Tampa, Florida 33607. Our telephone number is (813) 876-1776. Our Internet website address is www.shipwreck.net, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

Risk Factors

The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Odyssey and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under the caption “Risk Factors” included in our latest Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” and any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Ten Months Ended December 31,	Fiscal Year Ended December 31,				Nine Months Ended September 30,
	2004(1)	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges (2)	151.3x	—	—	—	—	—
Coverage deficiency (in thousands)	—	$(11,638)	$(19,088)	$(23,833)	$(24,841)	$(14,671)

(1)	On May 26, 2004, we adopted December as our new fiscal year effective December 31, 2004. Information in this column relates to the ten-month transition period ended December 31, 2004.
(2)	These ratios are calculated by dividing (a) earnings before income taxes plus fixed charges less preferred dividend requirements by (b) fixed charges. Fixed charges include interest expense, the portion of interest expense we deem to be representative of interest, and preferred stock dividend requirements. As of the date of this prospectus, we had 1,906,413 shares of preferred stock outstanding, 1,906,400 of which were designated as Series D Convertible Preferred Stock and 13 of which were designated as Series E Convertible Preferred stock. The holders of the shares of Series D or Series E Convertible Preferred Stock are not entitled to receive any dividends. Accordingly, the ratio of earnings to fixed charges is equal to the ratio of earnings to fixed charges and preferred dividends for each of the periods.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of securities offered by this prospectus. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital, capital expenditures, and other general corporate purposes. However, we currently have no commitments or agreements for any uses. Pending such uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

Description of Capital Stock

The following description of our capital stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these types of securities but is not complete. You should read our certificate of incorporation, as amended, our bylaws, as amended, and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents, and not this description, set forth the terms of our capital stock.

We will describe in a prospectus supplement the specific terms of any capital stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such capital stock may differ from the terms described below.

Authorized Capital Stock

Our authorized capitalization consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 9,810,000 shares of preferred stock, par value $.0001 per share.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of October 15, 2009, we had 59,326,194 shares of common stock outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of our preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking-fund provisions available to the common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., Golden, Colorado.

Preferred Stock

We have authority under our articles of incorporation to issue up to 9,810,000 shares of our preferred stock, par value $.0001 per share, of which (a) 7,340,000 shares have been designated as Series D convertible preferred stock and (b) 20 shares have been designated as Series E convertible preferred stock. The remaining 2,469,980 are presently undesignated. As of October 15, 2009, there were 1,906,400 shares of Series D convertible preferred stock and 13 shares of Series E convertible preferred stock issued and outstanding. As of such date, there were no other shares of our preferred stock issued and outstanding.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	redemption prices;

•	liquidation preferences; and

•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer, or other takeover attempt.

Description of Debt Securities

General

We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee that will be identified in the applicable prospectus supplement. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General Terms of Debt Securities

Unless otherwise provided in any applicable prospectus supplement, the debt securities offered hereby will be unsecured obligations of Odyssey and will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities.” The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all of our other senior indebtedness, as described below under “—Subordination Provisions.”

The indenture contains covenants with respect to the following matters:

•	payment of principal, premium, if any, and interest;

•	maintenance of an office or agency in each place of payment;

•	arrangements regarding the handling of money held in trust;

•	maintenance of corporate existence;

•	maintenance of insurance; and

•	statement by officers as to default.

We may agree to additional covenants for the benefit of one or more series of debt securities, and, if so, these will be described in the applicable prospectus supplement.

The indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt, or in the event that we are acquired by another entity (including in a highly leveraged transaction).

Specific Terms of Debt Securities

You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities of Odyssey;

•	the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•	whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•	the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•	the amount payable upon acceleration of the maturity of the debt securities, or how this amount will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments;

•	whether the debt securities are redeemable at our option;

•	whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

•

the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale, or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•	the currency or currencies of the debt securities;

•

whether the amount of payments of principal, premium, if any, or interest on the debt securities will be determined with reference to an index, formula, or other method (which could be based on one or more currencies, commodities, equity indices, or other indices) and how these amounts will be determined;

•	the place or places for payment, transfer, conversion, and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the applicability of the provisions of the indenture described under “defeasance” and any provisions in modification of, in addition to, or in lieu of any of these provisions;

•	material federal income tax considerations that are specific to the series of debt securities offered;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	whether the debt securities will contain provisions restricting the declaration of dividends or requiring the maintenance of any asset ration or the creation or maintenance of reserves;

•	whether the indenture contains any changes or additions to the events of default or covenants described in this prospectus;

•	whether the debt securities are to be offered at a price such that they will be deemed offered at an “original issue discount;”

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange;

•	if the debt securities are to be secured, the provisions applicable to such security; and

•	any other terms specific to the series of debt securities offered.

Redemption

If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities (which could include securities issued by third parties, including our affiliates), the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, at our option, or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

Denomination of Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities, as described below under “Global Securities.”

Bearer Form

We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not direct holders, of the debt securities.

Street Name Holders

In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker, or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker, or other financial institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not direct holders, of the debt securities.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice in the matter because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker, or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent as a registered holder of the debt securities, if ever required;

•

if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank, or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “—Special Situations When a Global Security Will Be Terminated.”

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Holders of Registered Debt Securities” above.

•

An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investors interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

•

DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “—Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged for certificated debt securities to be held directly in their own names upon termination of a global security.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable, or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange, and Transfer of Registered Securities

If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combine them into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. We will appoint the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders’ proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts. If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date, and not as of the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

We will make payments on a global security by wire transfer of immediately available funds directly to the depositary or its nominee. We will not make any payments directly any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities” above.

Payments on Certificated Securities

We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

Payment When Offices Are Closed

If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

What Is an Event of Default?

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•	We do not pay the principal of, or any premium on, the debt security on the applicable due date;

•	We do not pay interest on the debt security within 30 days of its due date;

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date;

•

We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series;

•	We file for bankruptcy or certain other events of bankruptcy, insolvency, or reorganization occur; or

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the indenture, occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same indenture or any other indenture.

Remedies if an Event of Default Occurs

If an Event of Default occurs and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method, and place of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy, or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request, and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

•

the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we may not:

•	change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•

make any change that adversely affects your right to receive payment on, to convert, to exchange, or to require us to purchase, as applicable, your debt securities in accordance with the terms of the indenture;

•	change the place or currency of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in the indenture in a manner that is adverse to you;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the indenture;

•

reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture;

•

modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements, or the waiver of certain covenants relating to your debt securities; or

•	modify any other provisions of the indenture as specified in the applicable prospectus supplement.

Changes Not Requiring Your Approval

There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval

Subject to the provisions of the indenture, any other change to or waiver of any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•

Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

In each case, the required approval must be given in writing.

Further Details Concerning Voting

When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

•

For debt securities issued with an original issue discount, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

•

For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an indenture or of their debt securities.

Defeasance

If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•

to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost, or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

Covenant Defeasance

In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal, and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes, or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•

We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, has been effected.

•	We must comply with any additional terms of, conditions to, or limitations on covenant defeasance, as set forth in the indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with.

If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

Subject to the provisions of the indenture, in order to accomplish full defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal, and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes, or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of your debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•

We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, has been effected.

•	We must comply with any additional terms of, conditions to, or limitations on full defeasance, as set forth in the indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with.

Subordination Provisions

Upon any distribution of our assets upon our dissolution, winding up, liquidation, or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as may be supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund, or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund, and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed, or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications, and refundings of any of such indebtedness.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

We will identify the trustee with respect to any debt securities in the prospectus supplement relating to the debt securities. We may conduct banking and other transactions with the trustee in the ordinary course of business.

Governing Law

Unless by their terms they provide otherwise, the indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Description of Warrants

General

We may issue warrants for the purchase of common stock, preferred stock, or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement and the warrant agreement for that series of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities, or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the number of warrants outstanding as of the date specified in the applicable prospectus supplement;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, any provisions for changes or adjustments to the exercise price of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods of sale.

We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Odyssey. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Odyssey and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Odyssey to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction, and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers, or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer, or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers, and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers, or agents, under agreements between us and the underwriters, dealers, and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market-making transactions in the securities on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman Senterfitt, Tampa, Florida.

Experts

The consolidated financial statements of Odyssey and its subsidiaries as of December 31, 2007 and 2008, and for each of the years in the three-year period ended December 31, 2008, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Ferlita, Walsh & Gonzalez, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 with the SEC relating to the common stock, the preferred stock, the debt securities, and the warrants offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock, the preferred stock, the debt securities, and the warrants offered hereby, reference is made to such registration statement, exhibits, and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2009;

•	our Current Reports on Form 8-K filed with the SEC on May 26, June 4, July 24, and October 2, 2009;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on May 27, 2009; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and to the date of effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Michael J. Holmes, Chief Financial Officer

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

4,000,000 Shares of Common Stock

Warrants to Purchase 2,400,000 Shares of Common Stock

Odyssey Marine Exploration, Inc.

Prospectus Supplement

January 26, 2010